UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Federal Highway, Boca Raton, Florida		33432

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K
CURRENT REPORT

Item 3.02. Unregistered Sales of Equity Securities.

As of October 21, 2008, 1st United Bancorp, Inc. (“Registrant”) entered into exchange agreements with certain holders (“Holders”) of the Registrant’s Series A Non-Cumulative Perpetual Preferred Stock (“Preferred Stock”). Pursuant to the exchange agreements, the Holders exchanged 72,884 shares of Preferred Stock having a liquidation preference of $728,840.00 for 112,127 shares of the Registrant’s common stock, $0.01 par value (“Common Stock”) based on a stipulated value of $6.50 for each share of Common Stock. The Registrant received no cash proceeds from the exchange.

The issuance of the Common Stock as described above was made by the Registrant pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that this offer constituted an exchange with an existing holder of the Registrant’s securities and no commission or other remuneration was paid to any party for soliciting such exchange.

The Registrant will from time to time consider entering into additional exchanges of the type mentioned above on an opportunistic basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: October 23, 2008	By:	/s/ John Marino

John Marino,
President and Chief Financial Officer